Exhibit 10.2

Membership Interest Purchase Agreement

This Membership Interest Purchase Agreement (this “Agreement”), dated as of March [●], 2020 (the “Effective Date”), is entered into between HaloVax, LLC, a Delaware limited liability company (the “Company”), and Hoth Therapeutics, Inc., a Nevada corporation (“Purchaser”).

Recitals

WHEREAS, on March 23, 2020, Voltron Therapeutics, Inc. (“Voltron”) and the Purchaser entered into a Development and Royalty Agreement (the “Development and Royalty Agreement”) pursuant to which Voltron agreed to form the Company to develop certain products for the prevention, interception or treatment of COVID-19 and related corona viruses (the “Licensed Products”); and

WHEREAS, pursuant to the Development and Royalty Agreement, the Purchaser agreed to assist Voltron and the Company in the development of the Licensed Products and to purchase from the Company a percentage of the Company’s outstanding membership interests (the “Membership Interests”); and

WHEREAS, the Company wishes to sell to the Purchaser, and Purchaser wishes to purchase from the Company, a percentage of the Company’s outstanding Membership Interests, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Subscription.

(a) The Purchaser, intending to be legally bound, hereby irrevocably agrees to purchase five percent (5%) of the Company’s outstanding Membership Interests (the “Initial Membership Interests”) as of the Initial Closing Date (as defined below) for a purchase price of $250,000.

(b) The Purchaser shall have the option (the “Option”), during the Term, to purchase from the Company up to an additional twenty-five percent (25%) of the Company’s outstanding Membership Interests (the “Additional Membership Interests” and, together with the Initial Membership Interests, the “Purchased Membership Interests”) as of each Subsequent Closing (as defined below) date for up to an aggregate purchase price of $2,750,000 (the “Additional Option”). The Option will expire thirty (30) days after the Initial Closing Date.

2. The Offering. The offering of the Purchased Membership Interests contemplated hereby (the “Offering”) is being made in reliance on the exemption from registration provided in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”).

3. Deliveries and Payment.

(a) Simultaneously with the execution hereof, the Purchaser shall deliver to the Company a completed and executed signature page to this Agreement.

(b) The Initial Membership Interests will be issued and sold by the Company to the Purchaser at a closing (the “Initial Closing”) to occur on or before May 23, 2020 (the “Initial Closing Date”). At the Initial Closing, the Company shall issue and sell to the Purchaser and the Purchaser shall purchase from the Company the Initial Membership Interests.

(c) Any Additional Membership Interests will be issued and sold by the Company to the Purchaser at subsequent closings (each, a “Subsequent Closing”). At each Subsequent Closing, the Company shall issue and sell to the Purchaser and the Purchaser shall purchase from the Company such number of Additional Membership Interests as determined by the Purchaser, in its sole and absolute discretion; provided, that the Option must be exercised for (i) at least $1,000,000 (inclusive of the $250,000 paid pursuant to the Section 1(a)) (the “Minimum Subscription Amount”) and (ii) no more than $3,000,000 (inclusive of the $250,000 paid for the Initial Membership Interests pursuant to Section 1(a)) (the “Maximum Subscription Amount”); provided further, that, if more than $2,000,000 of Membership Interests (in the aggregate) are purchased, at Hoth’s option, Hoth may elect to receive the value of the last $1,000,000, representing ten percent (10%) of the Membership Interests of the Company, either in (i) Membership Interests or (ii) a pre-paid option to purchase such Additional Membership Interests. Each Subsequent Closing shall be deemed a “Subsequent Subscription Amount” for purposes of this Agreement.

(d) On or before the Initial Closing and each Subsequent Closing, the Purchaser shall make a wire transfer payment in the full amount of the purchase price for the Purchased Membership Interests to an account specified in writing by the Company.

4. Acceptance of Subscription. The Purchaser understands and agrees that the Company, in its sole discretion, reserves the right to accept or reject this subscription or any other subscription for the Purchased Membership Interests, in whole or in part, notwithstanding prior receipt by the Purchaser of notice of acceptance of a subscription. The Company shall have no obligation hereunder until the Company executes and delivers to the Purchaser an executed copy of this Agreement. If any subscription is rejected in whole or in part or the Offering is terminated, all funds received from the Purchaser will be returned without interest or offset, and this Agreement shall thereafter be of no further force or effect.

Within five (5) calendar days of the Initial Closing and each Subsequent Closing, the Company shall deliver the Purchased Membership Interests to the Purchaser at the address set forth on the signature page hereto.

5. Representations and Warranties.

The Company hereby represents and warrants to Purchaser as of the date of this Agreement as set forth below.

(a) The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite power and authority to (1) own and operate its properties and assets, (2) execute and deliver this Agreement, (3) issue and sell the Purchased Membership Interests, (4) carry out the provisions of this Agreement, and (5) carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly authorized to do business and is in good standing in all jurisdictions in which the nature of its activities and of its properties makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

(b) All action on the part of the Company, its officers, board of managers and members necessary for the authorization of this Agreement, the performance of all obligations of the Company hereunder at the Initial Closing or each Subsequent Closing and the authorization, sale, issuance and delivery of the Purchased Membership Interests pursuant hereto has been taken or will be taken prior to the Initial Closing or each Subsequent Closing, as applicable. This Agreement, when executed and delivered, will be a valid and binding obligation of the Company enforceable in accordance with its terms except (1) as limited by the applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (2) general principles of equity that restrict the availability of equitable remedies.

(c) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not, and will not, (i) conflict with or violate any provision of the Company’s certificate or articles of organization, bylaws or other organizational or charter documents, (ii) in any material respect, conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound, or affected, or (iii) in any material respect, result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including, assuming the accuracy of the representations and warranties of the Purchaser set forth in this Section 5, federal and state securities laws and regulations and the rules and regulations of any self-regulatory organization to which the Company or their respective securities are subject, including all applicable trading markets), or by which any property or asset of the Company is bound or affected, except in the case of clauses (ii) and (iii) such as would not, have a material adverse effect on the Company or its business.

The Purchaser hereby acknowledges, represents, warrants, and agrees as follows:

(a) The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The purchase by the Purchaser of the Purchased Membership Interests hereunder has been duly authorized by all necessary corporate action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and constitutes the valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b) None of the Purchased Membership Interests are registered under the Act, or any state securities laws. The Purchaser understands that the offering and sale of the Purchased Membership Interests is intended to be exempt from registration under the Act by virtue of Section 4(a)(2) thereof based, in part, upon the representations, warranties and agreements of the Purchaser contained in this Agreement.

(c) The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby do not and will not (i) result in a violation of the organizational documents of the Purchaser or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Purchaser, except in the case of clauses (ii) and (iii) above, for such that are not material and do not otherwise affect the ability of the Purchaser to consummate the transactions contemplated hereby.

(d) The Purchased Membership Interests to be received by the Purchaser hereunder will be acquired for such Purchaser’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Act, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Act without prejudice, however, to the Purchaser’s right at all times to sell or otherwise dispose of all or any part of such Purchased Membership Interests in compliance with applicable federal and state securities laws. The Purchaser is not a broker-dealer registered with the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or an entity engaged in a business that would require it to be so registered.

(e) The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Membership Interests, and has so evaluated the merits and risks of such investment. The Purchaser understands that it must bear the economic risk of this investment in the Purchased Membership Interests indefinitely, and is able to bear such risk and is able to afford a complete loss of such investment.

(f) Neither the SEC nor any state securities commission or other regulatory authority has approved the Purchased Membership Interests, or passed upon or endorsed the merits of the Offering or confirmed the accuracy or determined the adequacy of any information provided by the Company to the Purchaser in connection with the Offering.

(g) The Purchaser has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Purchased Membership Interests.

(h) The Purchaser is unaware of, is in no way relying on, and did not become aware of the Offering through or as a result of, any form of general solicitation or general advertising.

(i) The Purchaser has taken no action that would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Agreement or the transactions contemplated hereby (other than commissions payable by the Company pursuant to the terms of any contract to which the Company is a party).

(j) The Purchaser is aware that an investment in the Company is subject to substantial risks.

(k) At the time the Purchaser was offered the Purchased Membership Interests, it was, and at the date hereof it is an “accredited investor” as defined in Rule 501(a) under the Act or a “qualified institutional buyer” as defined in Rule 144A(a) under the Act.

(l) It is understood that the certificates representing the Purchased Membership Interests will bear the following legends:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND, ACCORDINGLY, MAY NOT BE TRANSFERRED UNLESS (I) SUCH MEMBERSHIP INTERESTS HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH MEMBERSHIP INTERESTS MAY BE SOLD PURSUANT TO RULE 144, OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

TRANSFER OF THE MEMBERSHIP INTERESTS REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE INITIAL PURCHASER OF THIS SECURITY AND THE COMPANY’S OPERATING AGREEMENT, AS APPLICABLE. ANY PURPORTED TRANSFER IN VIOLATION OF SUCH AGREEMENT IS NULL AND VOID, AB INITIO.

6. Tag-Along Rights.

(a) Tag-Along Rights.

(i) If the Company wishes to sell, give, assign, hypothetic, pledge, encumber, grant a security interest in or otherwise dispose of (whether by operation of law or otherwise) (each a “Transfer”) fifty percent (50%) of its Membership Interests to a third-party purchaser, then the Purchaser shall have the right to sell to such third-party purchaser, upon the same terms and conditions as the Company, up to that number of Membership Interests held by the Purchaser equal to that percentage of the number of Membership Interests proposed to be Transferred by the Company determined by dividing the total number of Membership Interests then owned by the Purchaser by the total number of Membership Interests then owned by the Company.

(ii) The Company shall give written notice to the Purchaser of each proposed sale by it of Membership Interests which gives rise to the rights of the Purchaser set forth in this Section 6(a) at least fifteen (15) days prior to the proposed consummation of such sale, setting forth the number of Membership Interests proposed to be sold, the name and address of the proposed third-party purchaser, the proposed amount and form of consideration and terms and conditions of payment offered by such third-party purchaser, the percentage of Membership Interests that the Purchaser may sell to such third-party purchaser (determined in accordance with Section 6(a)), and a representation that such third-party purchaser has been informed of the “tag-along” rights provided for in this Section 6(a) and has agreed to purchase Membership Interests in accordance with the terms hereof. The tag-along rights provided by this Section 6(a) must be exercised by the Purchaser pursuant to this Section 6(a) within ten (10) days following receipt of the notice required by the preceding sentence, by delivery of a written notice to the Company indicating the Purchaser wishes to exercise its rights and specifying the number of Membership Interests (up to the maximum number of Membership Interests owned by the Purchaser required to be purchased by such third-party purchaser) it wishes to sell. The failure of the Purchaser to respond within such 10-day period shall be deemed to be a waiver of the Purchaser rights under this Section 6(a), provided that the Purchaser may waive its rights under this Section 6(a) prior to the expiration of such 10-day period by giving written notice to the Company. If a third-party purchaser fails to purchase Membership Interests from the Purchaser pursuant to this Section 6(a), then the Company shall not be permitted to consummate the proposed sale of its Membership Interests unless and until, simultaneous with such sale, the Company purchases from the Purchaser the number of Membership Interests the Purchaser is entitled to sell under this Section 6(a) on the same terms and conditions as the Company is Transferring its Membership Interests to the third-party purchaser.

(b) General. Any attempt to Transfer any Membership Interests or any rights thereunder in violation of this Agreement shall be null and void ab initio.

7. Modification. This Agreement shall not be modified or waived except by an instrument in writing signed by the party against whom any such modification or waiver is sought.

8. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party notified, (b) when sent by confirmed email or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the parties at their respective address, email or facsimile number set forth on the signature page hereto, or to such other address as such party shall have furnished in writing in accordance with the provisions of this Section 8.

9. Assignability. This Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Purchaser and the transfer or assignment of any Purchased Membership Interests acquired by the Purchaser shall be made only in accordance with all applicable laws and the terms of the Company’s Operating Agreement, as applicable. Any purported transfer in violation of this Agreement or the Operating Agreement, as applicable, shall be null and void ab initio.

10. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts to be wholly- performed within said State.

11. Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York located in New York county and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in such courts, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE PURCHASED MEMBERSHIP INTERESTS OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.

12. Blue Sky Qualification. The purchase of Purchased Membership Interests under this Agreement is expressly conditioned upon the exemption from qualification of the offer and sale thereof, as applicable, from applicable federal and state securities laws. The Company shall not be required to qualify the Offering or any issuance of Purchased Membership Interests under the securities laws of any jurisdiction.

13. Use of Pronouns. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

14. Miscellaneous.

(a) This Agreement, including all attachments, schedules and exhibits thereto, constitutes the entire agreement between the Purchaser and the Company with respect to the subject matter hereof and supersede all prior oral or written agreements and understandings, if any, relating to the subject matter hereof.

(b) The representations and warranties of the Purchaser made in this Agreement shall survive the execution and delivery hereof and delivery of the Purchased Membership Interests.

(c) Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

(d) This Agreement may be executed in one or more counterparts (including electronic counterparts), each of which shall be deemed an original, but all of which shall together constitute one and the same instrument. This Agreement will be binding on the parties hereto and their successors, permitted assigns and legal representatives.

(e) Each provision of this Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Agreement.

(f) Paragraph and Section titles are for convenience and descriptive purposes only and are not to be considered in construing or interpreting this Agreement.

[SIGNATURE PAGE FOLLOWS]

In Witness Whereof, the parties hereto have executed this Agreement as of the last date set forth in the spaces provided below on which a party executed this Agreement.

PURCHASER:

HOTH THERAPEUTICS, INC.

By:
Name:	Robb Knie
Title:	Chief Executive Officer

Date:

Address: 1 Rockefeller Plaza, Suite 1039, New York, NY 10020

In Witness Whereof, the parties hereto have executed this Agreement as of the last date set forth in the spaces provided below on which a party executed this Agreement.

COMPANY:

HALOVAX, LLC

By:
Name:
Title:

Date: